Exhibit 10-O

STOCK INCENTIVE AGREEMENT

COLGATE-PALMOLIVE COMPANY

1997 STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION

[Date]

«Title» «First_Name» «Last_Name»

Colgate-Palmolive

«Location»

This will confirm the following Agreement made today between you and the Colgate-Palmolive Company (the “Company”) pursuant to the Company’s 1997 Stock Option Plan (the “Plan”). If you have not received copies of the Plan and the Plan Prospectus, they are available from the Company at 300 Park Avenue, New York, NY 10022, Attention: Mr. Andrew D. Hendry, Senior Vice President, General Counsel and Secretary.

The Company hereby grants you a non-qualified option to purchase from the Company up to a total of              shares of common stock of the Company at $             per share.

Said stock option may be exercised only in accordance with the terms and conditions of the Plan, as supplemented by this Agreement, and not otherwise. It may be exercised from time to time prior to its termination as follows: Cumulatively as to one-third of the shares covered hereby on the first anniversary date of this Agreement and as to an additional one-third on each succeeding anniversary date.

Nothing herein contained shall obligate the Company or any subsidiary of the Company to continue your employment for any particular period or on any particular basis of compensation.

This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan, including, without limitation, the provisions respecting the exercise of options upon termination of employment. Your acceptance of the option granted hereby shall constitute your acknowledgment of, and agreement to, all such terms, conditions, limitations and restrictions.

This Agreement may not be assigned or transferred in whole or in part except as provided in the Plan. You shall not have any of the rights of a shareholder with respect to any of the shares which are the subject of this Agreement until such shares are actually issued to you.

This stock option shall expire on [date] or possibly sooner, for example, in the event of your death or termination of employment, as provided in the Plan.

The number of shares and the exercise price per share are subject to adjustment as provided in the Plan. You assume all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the stock after the exercise of these incentives in whole or in part.

Very truly yours,

COLGATE-PALMOLIVE COMPANY

By

Sign below to indicate your acceptance of the foregoing and retain this Agreement for your records.